UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

Rush Enterprises, Inc.
 (Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas	78130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 1, 2010, a subsidiary of Rush Enterprises, Inc. (the “Company”) entered into agreements to purchase substantially all of the assets and certain liabilities of Asbury Automotive Atlanta, LLC (the “Assets”), a subsidiary of Asbury Automotive Group, Inc., which operates commercial truck and bus dealerships representing International, Peterbilt, Isuzu, Hino, UD, IC Bus, and Workhorse in Atlanta, Doraville and Kennesaw, Georgia and a collision center in Atlanta, under the “Nalley Motor Trucks” name.

The Company anticipates that the purchase price for the Assets will be paid in cash and partially financed under the Company’s floor plan, accounts receivable financing arrangements and the incurrence of long-term debt for the real estate. The purchase transaction is scheduled to close, subject to certain closing conditions, in the first quarter of 2011.

On December 2, 2010, the Company issued a press release announcing entry into the agreements, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By: /s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President

Dated: December 2, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated December 2, 2010